                                                                    Exhibit 4.12

                               DTE ENERGY COMPANY
                                       AND
                           BNY MIDWEST TRUST COMPANY,
                                     TRUSTEE

                                   ----------

                             SUPPLEMENTAL INDENTURE
                           DATED AS OF

                                   ----------

                SUPPLEMENTING THE AMENDED AND RESTATED INDENTURE
                            DATED AS OF APRIL 9, 2001

                                  PROVIDING FOR

                SERIES              % SUBORDINATED DEBENTURES DUE

     SUPPLEMENTAL INDENTURE, dated as of the    day of             ,
(the "Supplemental Indenture"), between DTE ENERGY COMPANY, a corporation organized and existing under the laws of the State of Michigan (the "Company"), and BNY MIDWEST TRUST COMPANY, an Illinois trust company, having its principal office in the City of Chicago, Illinois, as trustee (the "Trustee");

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Amended and Restated Indenture, dated as of April 9, 2001 (the "Original Indenture"), as amended, supplemented or modified, including by this Supplemental Indenture (as so amended, supplemented or modified, the "Indenture"), providing for the issuance by the Company from time to time of its debt securities; and

     WHEREAS, the Company now desires to provide for the issuance of a series of its unsecured, subordinated [convertible/exchangeable] [appropriate revisions, insertions and/or deletions to be made to the conversion provisions or otherwise in the event of exchangeable securities] debt securities pursuant to the Original Indenture; and

     WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, including Section 901 thereof, and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Supplemental Indenture to the Original Indenture as permitted by
Section 201 and Section 301 of the Original Indenture in order to establish the form or terms of, and to provide for the creation and issue of, a series of its debt securities under the Original Indenture, which shall be known as the
"          Series              % Subordinated Debentures due          " (the
"Debentures"); [and]

     [WHEREAS, DTE Energy Trust III, a Delaware statutory trust (the "Trust"),
has offered to the public $          aggregate liquidation amount of its     %
Trust Preferred Securities (the "Trust Preferred Securities"), representing a preferred undivided beneficial interest in the assets of the Trust, and proposes to invest the proceeds from such offering, together with the proceeds of the
issuance and sale by the Trust to the Company of $         aggregate liquidation
amount of its       % common securities (the "Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities"), in $ aggregate principal amount of the Debentures; and]

     WHEREAS, all things necessary to make such debt securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Original Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of debt securities, and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

                                   ARTICLE ONE

                              DEFINITIONS AND OTHER
                        PROVISIONS OF GENERAL APPLICATION

     SECTION 101. Definitions. Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein; provided, that [the following terms shall have the meanings given to them in the Agreement: (i) Underwriting Agreement; (ii) Delaware Trustee; (iii) Distributions; (iv) Investment Company Event; (v) Property Trustee; (vi) Trust Preferred Securities Guarantee; (vii) Tax Event; (viii) Trust Preferred Security Certificate; and
(ix) Administrative Trustee; and, provided further that]:

     ["Additional Interest" has the meaning set forth in Section 204(e).]

     ["Agreement" means the Amended and Restated Trust Agreement of the Trust,
dated as of               .]

     ["Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Debenture, the rules and procedures of the Depositary that are applicable to such transfer or exchange.]

     ["Capital Stock" means with respect to any Person organized as a Corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) corporate stock, and (ii) with respect to any Person that is not organized as a Corporation, the partnership, membership or other equity interests or participations in such Person.]

     ["Certificated Security" means a security in substantially the form attached hereto as Exhibit A, except for the legend thereon, which is applicable only to Global Debentures.]

     ["Common Securities" has the meaning specified in the recitals above.]

     ["Company Notice" has the meaning specified in Section 805.]

     ["Company Notice Date" has the meaning specified in Section 805).]

     ["Compound Interest" has the meaning set forth in Section 205.]

     ["Conversion Agent" shall be the agent specified in Section 204(c).]

     ["Conversion Date" has the meaning specified in Section 705.]

     ["Conversion Notice" has the meaning specified in Section 705.]

     ["Conversion Price" has the meaning specified in Section 702.]

     ["Conversion Rate" has the meaning specified in Section 701.]

     ["Coupon Rate" has the meaning set forth in Section 204(b).]

     ["Creditor" has the meaning set forth in Section 401(d).]

     ["Current Market Price," on any date, means, with respect to the Common Stock of the Company, the average of the daily closing or last sale prices for the shorter of:

          (1) 10 consecutive Business Days ending on the last full trading day on the exchange or market referred to in determining the daily closing or last sale prices prior to the Time of Determination; or

          (2) the period commencing on the date next succeeding the first public announcement of the issuance of rights or warrants or distribution through the last full trading day prior to the Time of Determination.]

     ["Deferred Interest" has the meaning set forth in Section 205(a).]

     ["Disqualified Stock" means any Capital Stock of the Company that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the Stated Maturity of the Debentures.]

     ["Dissolution Event" means the dissolution of the Trust and distribution of the Debentures held by the Property Trustee pro rata to the holders of the Trust Securities in accordance with the Agreement, such event to occur at the option of the Company at any time.]

     ["Excess Payment" means the excess of the aggregate of the cash and value of other consideration paid by the Company or any of its Subsidiaries with respect to shares acquired in a tender offer over the market value of such acquired shares after giving effect to the completion of a tender offer.]

     ["Expiration Date" has the meaning specified in Section 709(d)(2).]

     ["Expiration Time" has the meaning specified in Section 709(d)(2).]

     ["Extension Period" has the meaning set forth in Section 205(a).]

     ["Fundamental Change" has the meaning specified in Section 901(a).]

     ["Fundamental Change Offer" means an offer by the Company to pay cash on the Fundamental Change Purchase Date equal to the Fundamental Change Purchase Price.]

     ["Fundamental Change Purchase Date" has the meaning specified in Section 901.]

     ["Fundamental Change Purchase Notice" has the meaning specified in Section 901.]

     ["Fundamental Change Purchase Price" means, in connection with a Fundamental Change Offer, 100% of the aggregate principal amount of Debentures to be purchased in such offer, together with interest accrued to, but excluding, the Fundamental Change Purchase Date.]

     ["Guarantee" means each guarantee agreement executed by the Company with respect to the Trust Preferred Securities or similar securities issued by the Trust or another financing entity pursuant to which the Company irrevocably and unconditionally agrees to pay the guarantee payments (as defined in such guarantee agreement) to the holders of such Trust Preferred Securities or similar securities.]

     ["Indebtedness ranking equally with the Debentures" means (i) Indebtedness, whether outstanding on the date of issuance of the Debentures or thereafter created, assumed or incurred, to the extent the Indebtedness specifically by its terms ranks equally with and not prior to the Debentures in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of the Company and (ii) all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Company pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantees. The securing of any Indebtedness otherwise constituting Indebtedness ranking equally with the Debentures will not prevent the Indebtedness from constituting Indebtedness ranking equally with the Debentures.]

     ["Indebtedness ranking junior to the Debentures" means any Indebtedness, whether outstanding on the date of issuance of the Debentures or thereafter created, assumed or incurred, to the extent the Indebtedness by its terms ranks junior to and not equally with or prior to

          (ii) the Debentures, and

          (iii) any other Indebtedness ranking equally with the Debentures,

in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of the Company. The securing of any Indebtedness otherwise constituting Indebtedness ranking junior to the Debentures will not prevent the Indebtedness from constituting Indebtedness ranking junior to the Debentures.]

     ["Market Price" has the meaning specified in Section 804.]

     ["NASDAQ" means NASDAQ Stock Market, Inc.]

     ["Non Book-Entry Trust Preferred Securities" has the meaning set forth in
Section 203(b).]

     ["NYSE" means the New York Stock Exchange.]

     ["Permitted Holder" has the meaning specified in Section 901.]

     ["Prepayment Price" has the meaning set forth in Section 301.]

     ["Purchase Date" means each of             ,             ,              and
            .]

     ["Purchase Notice" has the meaning specified in Section 801.]

     ["Purchase Price" means

          (1) in the event that the Company has elected to pay the Purchase Price, in whole or in part, in shares of Common Stock, the number of shares of common stock equal to the portion of the Purchase Price to be paid in Common Stock divided by 95% of the Market Price; or

          (2) in the event that the Company has elected to pay the Purchase Price in cash, $1,000 per $1,000 principal amount of Debentures;

plus, in either case, accrued and unpaid interest to, but excluding, the applicable Purchase Date.]

     ["Purchased Shares" has the meaning specified in Section 709(d)(2).]

     ["purchases" has the meaning specified in Section 709(d)(3).]

     ["Rights Plan" means a plan of the Company providing for the issuance by the Company to all holders of its Common Stock of rights entitling the holders thereof to subscribe for or purchase shares of Common Stock or any class or series of preferred stock, which rights (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, in each case until the occurrence of a specified event or events.]

     ["Sale Price" has the meaning specified in Section 804.]

     ["Senior Indebtedness" means all Indebtedness, whether outstanding on the date of issuance of the Debentures or thereafter created, assumed or incurred, except Indebtedness ranking equally with the Debentures or Indebtedness ranking junior to the Debentures; provided, however, that "Senior Indebtedness" of the Company does not include (a) obligations to trade creditors or (b) any indebtedness of the Company to any of its Subsidiaries. Senior Indebtedness with respect to the Debentures will continue to be Senior Indebtedness with respect to the Debentures and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.]

     ["Special Event" means a Tax Event or an Investment Company Event, as the case may be.]

     ["tender offer" has the meaning specified in Section 709(d)(3).]

     ["tendered shares" has the meaning specified in Section 709(d)(3).]

     ["Time of Determination" has the meaning specified in Section 709(d)(1).]

     ["Trading Day" means a day during which trading in securities generally occurs on the NYSE or NASDAQ or, if the Common Stock is not listed on the NYSE or NASDAQ, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the other principal market on which the Common Stock is then traded.]

     ["Triggering Distribution" has the meaning specified in Section 709(d)(1).]

     ["Trust" has the meaning specified in the recitals above.]

     ["Trust Preferred Securities" has the meaning specified in the recitals above.]

     ["Trust Securities" has the meaning specified in the recitals above.]

     SECTION 102. Section References. Each reference to a particular section set forth in this Supplemental Indenture shall, unless the context otherwise requires, refer to this Supplemental Indenture.

                                   ARTICLE TWO

               TITLE AND TERMS OF THE SECURITIES; STATED MATURITY

     SECTION 201. Title of the Securities; Stated Maturity. This Supplemental Indenture hereby establishes a series of Securities, which shall be known as the
Company's "          Series            % Subordinated Debentures due          "
(referred to herein as the "Debentures"). For purposes of the Original Indenture, the Debentures shall constitute a single series of Securities. The Stated Maturity on which the principal of the Debentures shall be due and
payable will be                           .

     SECTION 202. Variations from the Original Indenture. Notwithstanding the provisions of the Original Indenture, the Debentures shall be subordinated to Senior Indebtedness as and to the extent provided in Article [Six] of this Supplemental Indenture. [The provisions relating to defeasance and covenant defeasance in Section 403 of the Original Indenture shall not apply to the Debentures.] [Section 1009 of the Original Indenture shall be applicable to the Debentures.]

     [With respect to the Debentures, the provisions of Section 502 of the Original Indenture, without limitation, shall be subject to the subordination provisions relating to the Debentures.]

     [Insert for convertible/exchangeable Debentures] [The Original Indenture is hereby amended, with respect to the Debentures only, by replacing the final paragraph in Section 307 of the Original Indenture with the following paragraphs:

     On conversion of a Holder's Debentures, such Holder shall not receive any cash payment of interest. The Company's delivery to a Holder of the full number of shares of Common Stock into which a Debenture is convertible, together with any cash payment for such Holder's fractional shares, shall be deemed to satisfy the Company's obligation to pay the principal amount at maturity of the Debenture and to satisfy the Company's obligation to pay accrued interest attributable to the period from the most recent Interest Payment Date through the Conversion Date (unless such Debentures or portions thereof have been called for redemption in accordance with [Article Three] hereof on a Redemption Date that occurs between a Regular Record Date and the Interest Payment Date to which it relates, in which case any accrued interest shall be paid to the Holders of record of such Debentures at the close of business on such Regular Record Date).

     Notwithstanding the above, if any Debentures are converted after a Regular Record Date but prior to the next succeeding Interest Payment Date, Holders of such Debentures at the close of business on such Regular Record Date shall receive the interest payable on such Debentures on the corresponding Interest Payment Date notwithstanding the conversion. Such Debentures, upon surrender for conversion, must be accompanied by funds equal to the amount of interest payable on the principal amount of the Debentures so converted, unless such Debentures have been called for redemption on a Redemption Date that occurs between a Regular Record Date and the Interest Payment Date to which it relates, in which case no such payment shall be required.]

     SECTION 203. Amount and Denominations; DTC. (a) The aggregate principal amount of Debentures that may be issued under this
Supplemental Indenture is limited initially to $                 (except as
provided in Section 301(2) of the Original Indenture); provided that the Company may, without the consent of the Holders of the Outstanding Debentures, "reopen" this series of Securities so as to increase the aggregate principal amount of Debentures Outstanding in compliance with the procedures set forth in the Original Indenture, including Section 301 and Section 303 thereof, so long as any such additional Debentures have the same tenor and terms (including, without limitation, rights to receive accrued and unpaid interest) as the Debentures then Outstanding. The Debentures shall be issuable only in fully registered form and, as permitted by Section 301 and Section 302 of the Original Indenture, in denominations of [$1,000] [$25] and integral multiples thereof. [The Debentures will initially be issued in global form (the "Global Debentures") under a book-entry system, registered in the name of The Depository Trust Company, as depository ("DTC"), or its nominee, who is hereby designated as "U.S. Depositary" and "Depositary" under the Original Indenture.]

     (b) Further to Section 305 of the Original Indenture, any Global Debenture shall be exchangeable for Debentures registered in the name of, and a transfer of a Global Debenture of any series may be registered to, any Person other than the Depositary for such Debenture or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Debenture or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either such case, the Company does not appoint a successor Depositary within 90 days thereafter, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Debenture shall be so exchangeable and the transfer thereof so registrable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the Debentures of such series. Upon the occurrence in respect of any Global Debenture of any series of any or more of the conditions specified in clause (i), (ii) or (iii) of the preceding sentence, such Global Debenture may be exchanged for Debentures registered in the name of, and the transfer of such Global Debenture may be registered to, such Persons (including Persons other than the Depositary with respect to such series and its nominees) as such Depositary, in the case of an exchange, and the Company, in the case of a transfer, shall direct.

     [Insert in connection with issuance of Trust Preferred Securities] [In connection with a Dissolution Event,

          (i) the Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a "Global Debenture"), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Original Indenture and this Supplemental Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depositary; and

          (ii) if any Trust Preferred Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Trust Preferred Security Certificate which represents Trust Preferred Securities other than Trust Preferred Securities held by the Depositary or its nominee ("Non Book-Entry Trust Preferred Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Trust Preferred Securities until such Trust Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance, at which time such Trust Preferred Security Certificates will be canceled and a Debenture, registered in the name of the holder of the Trust Preferred Security Certificate or the transferee of the holder of such Trust Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Trust Preferred Security Certificate canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Original Indenture and this Supplemental Indenture. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.]

     SECTION 204. Terms of the Debentures.

     (a) [The Debentures shall bear interest at the rate of          % per annum
on the principal amount thereof from the date of issuance until the principal of the Debentures becomes due and payable, and on any overdue principal and premium and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum during such overdue period. Interest on this Debenture will be payable
[semiannually][quarterly] in arrears on                  [,                    ,
                    ] and                      of each year (each such date, an
"Interest Payment Date"), commencing                            .]

     [If the Debentures are not to bear interest prior to Stated Maturity, insert] [The principal of the Debentures shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of [yield to maturity]% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal or premium shall be payable on demand. Any such interest on any overdue principal or premium that is not so paid on demand shall bear interest at the rate of [yield to maturity]% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

     (b) [The amount of interest payable for any period shall be computed on the basis of [twelve 30-day months and a 360-day year][a 360-day year and the actual number of days elapsed in such period] [the actual number of days in the year] and, for any period shorter than a full [semiannual] [quarterly] interest period, will be computed on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day [(and without any interest or other payment in respect of any such delay),] [except that, if such Business Day is in the next succeeding calendar [year][month], such payment shall be made on the immediately preceding Business Day [without reduction in the amount due to such early payment], [in each case with the same force and effect as if made on such date.] The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will with respect to any Debenture, as provided in the Original Indenture, be paid to the person in whose name the Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the relevant record date for such interest installment, which shall be the [fifteenth calendar day (whether or not a Business Day)] prior to the relevant Interest Payment Date (the "Regular Record Date"). Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date, and may either be paid to the person in whose name the Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Debentures not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of [, and premium, if any] and the interest on the Debentures shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at the close of business on the Regular Record Date at such address as shall appear in the Security Register.]

     [Alternate provisions in connection with issuance of Trust Preferred
Securities] [Each Debenture will bear interest at the rate of           % per
annum (the "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on any overdue installment of interest at the Coupon Rate, compounded quarterly,
payable quarterly in arrears on                       ,                        ,
                        and                             of each year (each, an
"Interest Payment Date"), commencing on                              , to the
Person in whose name such Debenture or any predecessor Debenture is registered at the close of business on the relevant record date, which will be, as long as the Trust Preferred Securities remain in book-entry form (or if no Trust Preferred Securities remain outstanding, as long as the Debentures remain in book entry form), one Business Day prior to the relevant Interest Payment Date and, in the event the Trust Preferred Securities are not in book-entry form (or if no Trust Preferred Securities remain outstanding, in the event the Debentures are not in book entry form), the 15th calendar day, whether or not a Business Day, preceding the applicable Interest Payment Date, except as otherwise provided pursuant to the provisions of Section [205] below.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per calendar month (but not to exceed 30 days in any month). In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date that such interest otherwise would have been payable.

     [In addition to any right of Direct Action granted under Section 3.8(e) of the Trust Agreement to the holders of Trust Preferred Securities, if the Property Trustee fails to enforce its rights under the Trust Agreement or the Indenture to the fullest extent permitted by law and subject to the terms of the Trust Agreement and the Indenture, then a holder of Trust Preferred Securities may directly institute a proceeding against the Company to enforce the Property Trustee's rights under the Trust Agreement or the Indenture without first instituting a legal proceeding against the Property Trustee or any other person.]]

     [Insert for Original Issue Discount Debentures] [If an Event of Default with respect to Debentures of this series shall occur and be continuing, an amount of principal of the Debentures of this series (the "Acceleration Amount") may be declared due and payable in the manner and with the effect provided in the Original Indenture. In case of an Agreement of acceleration on or before
                            and on                      in any year, the
Acceleration Amount per                          principal amount at Stated
Maturity of the Debentures shall be equal to the amount set forth in respect of such date below:

                       Acceleration Amount per
                                     principal
Date of declaration   amount of Stated Maturity
-------------------   -------------------------


and in case of a declaration of acceleration on any other date, the Acceleration Amount shall be equal to the Acceleration Amount as of the next preceding date set forth in the table above, plus accrued original issue discount (computed in accordance with the method used for calculating the amount of original issue discount that accrues for U.S. Federal income tax purposes) from such next preceding date to the date of declaration at the yield to maturity. For the
purpose of this computation the yield to maturity is         %. Upon payment (i)
of the Acceleration Amount so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Debentures of this series shall terminate.

     [(c) [Insert for convertible/exchangeable Debentures] The Company shall maintain an office or agency where Debentures may be presented for conversion ("Conversion Agent"). The Company may have one or more additional conversion agents.

     The Company shall enter into an appropriate agency agreement with any Conversion Agent (other than the Trustee). The agreement shall implement the provisions of the Indenture and this Supplemental Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 606 of the Original Indenture. The Company or any Subsidiary or an Affiliate of either of them may act as Conversion Agent.

     The Company initially appoints the Trustee as Conversion Agent in connection with the Debentures.]

     (d) Maturity, [conversion,] [purchase by the Company at the option of the Holder] or redemption of a Debenture shall cause interest to cease to accrue on such Debenture subject to the Company's obligation to pay interest on overdue amounts in accordance with Section 503 of the Original Indenture and the terms of the Debentures.

     (e) [Insert in connection with issuance of Trust Preferred Securities] [The following shall be additional covenants of the Company with respect to the
Debentures:

          (i) So long as no Event of Default has occurred and is continuing, in the event that (A) the Trust is the holder of all of the Outstanding Debentures, (B) a Tax Event in respect of the Trust shall have occurred and be continuing and (iii) the Company shall not have (a) redeemed the Debentures or (b) terminated the Trust pursuant to the termination provisions of the related Trust Agreement, the Company shall pay to the Trust (and any permitted successor or assign under the related Trust Agreement) for so long as the Trust (or its permitted successor or assignee) is the registered holder of any Debentures, such additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the related Trust Preferred Securities and Common Securities that at any time remain outstanding in accordance with the terms thereof shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of such Tax Event (but not including withholding taxes imposed on holders of such Trust Preferred Securities and Common Securities) (the "Additional Interest"). Whenever in the Indenture or the Debentures there is a reference in any context to the payment of principal of or interest on the Debentures, such reference shall be deemed to include payment of the Additional Interest provided for in this paragraph to the extent that, in such context, Additional Interest is, were or would be payable in respect thereof pursuant to the provisions of this Section and express reference to the payment of Additional Interest (if applicable) in any provisions hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express reference is not made; provided, however, that the deferral of the payment of interest pursuant to Section [205] on the Debentures shall not defer the payment of any Additional Interest that may be then due and payable.

          (ii) The Company covenants and agrees with each holder of Debentures that it shall not (A) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of the Company's Capital Stock (which includes Common Stock and preferred stock), or (B) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank equally with or junior to the Debentures or make any guarantee payments with respect to any guarantee by the Company of debt securities of any Subsidiary that by its terms ranks equally with or junior to the Debentures (other than (x) dividends or distributions in Common Stock; (y) any declaration of a dividend in connection with the implementation of a Rights Plan, the issuance of any Capital Stock of the Company under any Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan; (z) payments under any Guarantee; and (xx) purchases of Common Stock related to the issuance of Common Stock or rights under the Company's dividend reinvestment plan, or under any of the Company's benefit plans for its directors, officers, employees, consultants or advisors) if at such time (A) there shall have occurred any event of which the Company has actual knowledge that (x) with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Indenture and (y) in respect of which the Company shall not have taken reasonable steps to cure, (B) the Company shall be in default with respect to its payment of any obligations under the related Guarantee or (iii) the Company shall have given notice of its election to begin an Extension Period as provided in Section [205] and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

          (iii) The Company also covenants with each holder of Debentures (A) to maintain directly or indirectly 100% ownership of the Common Securities of the Trust; provided, however, that any permitted successor or assignee of the Company hereunder may succeed to the Company's ownership of such Common Securities, (B) not to voluntarily terminate, wind up or liquidate the Trust, except (x) in connection with a prepayment in full of the Debentures or a distribution of the Debentures of such series to the holders of Trust Preferred Securities in liquidation of the Trust or (y) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause such Trust to remain classified as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes.]

     (f) [The Company shall have the right to (i) shorten the Stated Maturity of the principal of the Debentures at any time to any date not earlier than the first date on which the Company has the right, if any, to redeem the Debentures, and (ii) extend the Stated Maturity of the principal of the Debentures at any time at its election for one or more periods, but in no event to a date later than the [49th] anniversary of the first interest payment date following the original issue date of the Debentures; provided that, if the Company elects to exercise its right to extend the Stated Maturity of the principal of the Debentures pursuant to this clause (ii), at the time such election is made and at the time of extension (A) the Company is not in bankruptcy, otherwise insolvent or in liquidation, (B) the Company is not in default in the payment of any interest or principal on the Debentures, (C) the Trust is not in arrears on payments of Distributions on the Trust Preferred Securities issued by the Trust and no deferred Distributions are accumulated, and (D) the Debentures are rated not less than BBB- by Standard & Poor's Ratings Services or Baa3 by Moody's Investors Service, Inc. or the equivalent by any other nationally recognized statistical rating organization. In the event the Company elects to shorten or extend the Stated Maturity of the Debentures, it shall give notice to the Trustee (not less than 45 days prior to the effectiveness thereof), and the Trustee shall give notice of such shortening or extension to the holders not less than 30 nor more than 60 days prior to the effectiveness thereof.]

     (g) [Each Debenture issued hereunder shall provide that the Company and, by its acceptance of a Debenture or a beneficial interest therein, the holder of, and any Person that acquires a beneficial interest in, such Debenture agree that for United States federal, state and local tax purposes it is intended that such Debenture constitute indebtedness.]

     (h) The Debentures shall have such other terms and provisions as are set forth in the form of Debenture attached hereto as Exhibit A (all of which incorporated by reference in and made a part of this Supplemental Indenture as if set forth in full at this place).

     SECTION 205. [Extension of Interest Payment Period.]

     (a) [So long as no Event of Default with respect to the Debentures has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures not exceeding 20 consecutive quarters (the "Extension Period"), during which

Extension Period no interest shall be due and payable; except that no Extension Period may extend beyond the Stated Maturity. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 205, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extension Period ("Compound Interest"). At the end of the Extension Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any Additional Interest and Compound Interest (together, "Deferred Interest") that shall be payable to the Holders in whose names the Debentures are registered in the Security Register on the record date for the first Interest Payment Date after the end of the Extension Period. Before the termination of any Extension Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the Stated Maturity of the Debentures. Upon the termination of any Extension Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extension Period.]

     (b)(i) [If the Property Trustee is the sole registered Holder at the time the Company selects an Extension Period, the Company shall give written notice to the Administrative Trustees, the Property Trustee and the Trustee of its selection of such Extension Period one Business Day before the earlier of (x) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (y) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to the NYSE or other applicable self-regulatory organization or to holders of the Trust Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.]

          (ii) [If the Property Trustee is not the sole Holder at the time the Company selects an Extension Period, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extension Period at least ten Business Days before the earlier of (x) the next succeeding Interest Payment Date, or (y) the date the Company is required to give notice of the record date or the Interest Payment Date to the NYSE or other applicable self-regulatory organization or to Holders of the Debentures.]

          (iii) [The quarter in which any notice is given pursuant to subparagraphs (i) or (ii) of this paragraph (b) shall be counted as one of the 20 quarters permitted in the maximum Extension Period permitted under paragraph (a).]

     (c) [If (i) the Company shall exercise its right to defer payment of interest as provided in paragraph (a) and the Extension Period is continuing, or
(ii) there shall have occurred any Event of Default, as defined in the Indenture, or (iii) there shall have occurred any Event of Default, as defined in the Trust Preferred Securities Guarantee, then (a) the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's Capital Stock or (ii) make any payment of principal of or interest on or repay, repurchase or redeem any debt securities of the Company that rank equally with or junior to the Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company that by its terms ranks equally with or junior to the Debentures (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, the issuance of any Capital Stock of the Company under any Rights Plan or the redemption or repurchase of any rights distributed pursuant to a

Rights Plan, (c) payments under any Guarantee relating to the Trust Securities issued by the Trust holding the Debentures, and (d) purchases of Common Stock related to the issuance of Common Stock or rights under the Company's dividend reinvestment plan, or under any of the Company's benefit plans for its directors, officers, employees, consultants or advisors).]

     SECTION 206. Form of Debentures. Attached hereto as Exhibit A is a form of the Debentures.

                                  ARTICLE THREE

                          REDEMPTION OF THE DEBENTURES

     SECTION 301. Optional Redemption.

     [[Except as provided in Articles Eight and Nine hereof,] [T][t]he Debentures are not subject to repayment at the option of the Holders thereof.] [[Except as provided in the form of Debenture attached hereto as Exhibit A,] [T][t]he Debentures are not redeemable by the Company prior to maturity.]

     [Insert in connection with the issuance of Trust Preferred Securities] [The Debentures are prepayable prior to the Stated Maturity at the option of the Company (i) in whole or in part, from time to time, or after
or (ii) at any time prior to                          , in whole but not in
part, within 180 days following the occurrence of a Special Event, in either
case at a prepayment price (the "Prepayment Price") equal to                   ,
plus accrued and unpaid interest thereon (including Additional Interest and Compound Interest, if any) to the date of prepayment.

     SECTION 302. Redemption Procedures.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the [Prepayment Price,] on and after the Redemption Date interest shall cease to accrue on such Debentures called for redemption. If the Debentures are only partially redeemed pursuant to Section 301, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption the Debentures are registered as a Global Debenture, the Depositary shall determine, in accordance with its procedures, the principal amount of such Debentures held by each Depositary participant to be redeemed. The [Prepayment Price] shall be paid prior to 12:00 noon, New York time, on the date of such prepayment or at such earlier time as the Company determines; provided that the Company shall deposit with the Trustee an amount sufficient to pay the [Prepayment Price] by 10:00 a.m., New York time, on the date such [Prepayment Price] is to be paid.

     SECTION 303. [No Sinking Fund.

     The Debentures are not entitled to the benefit of any sinking fund.]

                                  [ARTICLE FOUR

                                    EXPENSES

     [Insert in connection with issuance of Trust Preferred Securities]

     SECTION 401. Payment of Expenses.

     In connection with the offering, sale and issuance of the Debentures to the Property Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

     (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the underwriter payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 606 of the Original Indenture;

     (b) be responsible for and shall pay all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses (including reasonable counsel fees and expenses) of the Property Trustee, the Delaware Trustee and the Administrative Trustees (including any amounts payable under Article 10 of the Agreement), the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets and the enforcement by the Property Trustee of the rights of the holders of the Trust Preferred Securities);

     (c) be liable for any indemnification obligations arising with respect to the Agreement; and

     (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

     The Company's obligations under this Section 401 shall be for the benefit of, and shall be enforceable by, any Person to whom such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice hereof. Any such Creditor may enforce the Company's obligations under this Section 401 directly against the Company and the Company irrevocably waives any right of remedy to require that any such Creditor take any action against the Trust or any other Person before proceeding against the Company. The Company agrees to execute such additional agreements as may be necessary or desirable in order to give full effect to the provisions of this
Section 401.

     The provisions of this Section shall survive the termination of this Supplemental Indenture.

     SECTION 402. Payment Upon Resignation or Removal.

     Upon termination of this Supplemental Indenture or the Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation that are payable pursuant to Section 606 of the Original Indenture. Upon termination of the Agreement or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 5.6 of the Agreement, the Company shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.]

                                  [ARTICLE FIVE

                          COVENANT TO LIST ON EXCHANGE

     [Insert in connection with issuance of Trust Preferred Securities]

     SECTION 501. Listing on an Exchange.

     If the Debentures are distributed to the holders of the Securities issued by the Trust, and the Trust Preferred Securities are then so listed, the Company will use its best efforts to list such Debentures on the NYSE or on such other exchange as the Trust Preferred Securities are then listed.]

                                   ARTICLE SIX

                           SUBORDINATION OF DEBENTURES

     SECTION 601. Debentures Subordinate to Senior Indebtedness. The Company for itself, its successors and assigns, covenants and agrees, and each Holder of Debentures issued, whether upon original issue or upon transfer or assignment thereof, by its acceptance thereof likewise covenants and agrees, that the payment of principal of and premium, if any and interest on each and all of the Debentures is hereby expressly subordinated, to the extent and in the manner hereinafter in this Article set forth, in right of payment to the prior payment in full of all existing and future Senior Indebtedness of the Company.

     SECTION 602. Payments to Security holders. (a) Upon (i) any acceleration of the principal amount due on the Debentures or (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest, if any, due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money or money's worth in accordance with its terms, before any payment is made on account of the principal of or interest on the indebtedness evidenced by the Debentures, and upon any such dissolution, winding-up, liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Debentures under the terms of this Supplemental Indenture would be entitled, except for the provisions hereof, shall (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred by the provisions hereof upon the Senior Indebtedness and the Holders thereof with respect to the Debentures and the Holders thereof by a lawful plan of reorganization under applicable bankruptcy law), be paid by the Company or any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Debentures if received by them, directly to the Holders of Senior Indebtedness (pro rata to each such Holder on the basis of the respective amounts of Senior Indebtedness held by such Holder) or their representatives, to the extent necessary to pay all Senior Indebtedness (including interest thereon) in full, in money or money's worth, in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the Holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the indebtedness evidenced by the Debentures. The consolidation of the Company with, or a merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided in Section 801 of the Original Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 602(a).

     (b) In the event that any payment or distribution of assets of the Company of any kind or character not permitted by Section 602(a), whether in cash, property or securities, in respect of principal of or interest on the Debentures or in connection with any repurchase by the Company of the Debentures, shall be received by the Trustee or the Holders of Debentures before all Senior Indebtedness is paid in full, or provision is made for such payment, in accordance with its terms, upon written notice to the Trustee or, as the case may be, such Holder, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the Holders of such Senior Indebtedness or their representative or representatives, or to the Trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to the Holders of such Senior Indebtedness. [Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 606 of the Original Indenture. In addition, nothing in this Article shall prevent the Company from making or the Trustee from receiving or applying any payment in connection with the redemption of the Debentures if the first publication of notice of such redemption (whether by mail or otherwise in accordance with this Supplemental Indenture) has been made, and the Trustee has received such payment from the Company, prior to the occurrence of any of the contingencies specified in this Section 602.]

     (c) No payment on account of principal of or [premium, if any, and] interest on the Debentures shall be made unless full payment of amounts then due for principal, premium, if any, sinking funds and interest on any Senior Indebtedness has been made or duly provided for in money or money's worth in accordance with the terms of such Senior Indebtedness. No payment on account of principal of or [premium, if any, and] interest on the Debentures shall be made if, at the time of such payment or immediately after giving effect thereto, (i) there shall exist a default in the payment of principal, premium, if any, sinking fund or interest with respect to any Senior Indebtedness, or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, sinking funds or interest) with respect to any Senior Indebtedness, as defined herein or in the instrument under which the same is outstanding, permitting the Holders thereof to accelerate the maturity thereof and upon written notice thereof given to the Trustee, with a copy to the Company (the delivery of which shall not affect the validity of the notice to the Trustee), and such event of default shall not have been cured or waived or shall not have ceased to exist[; provided, however, that if the Holders of the Senior Indebtedness to which the default relates have not declared such Senior Indebtedness to be immediately due and payable within 180 days after the occurrence of such default (or have declared such Senior Indebtedness to be immediately due and payable and within such period have rescinded such declaration of acceleration), then the Company shall resume making any and all required payments in respect of the Debentures (including any missed payments).] [Only one payment blockage period under the immediately preceding sentence may be commenced within any consecutive 365-day period with respect to the Debentures. No event of default which existed or was continuing on the date of the commencement of any 180-day payment blockage period with respect to the Debentures initiating such payment blockage period shall be, or be made, the basis for the commencement of a second payment blockage period by a registered Holder or representative of such Senior Indebtedness whether or not within a period of 365 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (and, in the case of any such waiver, no payment shall be made by the Company to the Holders of Senior Indebtedness in connection with such waiver other than amounts due pursuant to the terms of the Senior Indebtedness as in effect at the time of such default).]

     SECTION 603. Subrogation to Rights of Holders of Senior Indebtedness. From and after the payment in full of all Senior Indebtedness, the Holders of the Debentures (together with the Holders of any other indebtedness of the Company which is subordinate in right of payment to the payment in full of all Senior Indebtedness, which is not subordinate in right of payment to the Debentures and which by its terms grants such right of subrogation to the Holder thereof) shall be subrogated to the rights of the Holders of Senior Indebtedness to receive any further payments or distributions of [cash,] assets or securities of the Company applicable to the Senior Indebtedness until the Debentures shall be paid in full, and, for the purposes of such subrogation, no such payments or distributions to the Holders of Senior Indebtedness of [cash,] assets or securities, which otherwise would have been payable or distributable to Holders of the Debentures, shall, as between the Company, its creditors other than the Holders of Senior Indebtedness, and the Holders of the Debentures, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Debentures, on the one hand, and the Holders of the Senior Indebtedness, on the other hand, and nothing contained herein is intended to or shall impair as between the Company, its creditors other than the Holders of Senior Indebtedness, and the Holders of the Debentures, the obligation of the Company, which is unconditional and absolute, to pay to the Holders of the Debentures the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of the Debentures and creditors of the Company other than the Holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of Debentures from exercising all remedies otherwise permitted by applicable law upon default hereunder with respect to the Debentures subject to the rights of the Holders of Senior Indebtedness, under
Section 602, to receive cash, property or securities of the Company otherwise payable or deliverable to the Trustee or the Holders of the Debentures or to a representative of such Holders, on their behalf.

     Upon any distribution or payment in connection with any proceedings or sale referred to in Section 602(a), the Trustee and each Holder of the Debentures then Outstanding shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person making any distribution or payment to the Trustee or such Holder for the purpose of ascertaining the Holders of Senior Indebtedness entitled to participate in such payment or distribution, the amount of such Senior Indebtedness or the amount payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

     SECTION 604. No Impairment of Subordination. Nothing contained in this Article or elsewhere in this Supplemental Indenture or the Debentures shall prevent at any time the Company from making payments at any time of principal of or interest on the Debentures, except under the conditions described in Section 602 or during the pendency of any proceedings or sale therein referred to.

     SECTION 605. Trustee to Effectuate Subordination. Each Holder of Debentures by his acceptance thereof, whether upon original issue or upon transfer or assignment, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

     No rights of any present or future Holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Trustee or any Holder of the Debentures then Outstanding, or by any act or failure to act, in good faith, by any such Holder, or by any noncompliance by any such Holder, with the terms, provisions and covenants of this Supplemental Indenture, regardless of any knowledge thereof which any such Holder may have or otherwise be charged with.

     Without in any way limiting the generality of the foregoing paragraph, the Holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holders of the Debentures, without incurring responsibility to the Holders of the Debentures and without impairing or releasing the subordination provided in this Article or the obligations of the Holders of the Debentures to the Holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

     SECTION 606. Notice to Trustee. The Company shall give prompt written notice to the Trustee in the form of an Officers' Certificate of any fact known to the Company which would prohibit the making of any payment of money to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article. Notwithstanding the provisions of this Article or any other provisions of this Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article, unless and until the Trustee shall have received at its Corporate Trust Office written notice thereof from the Company or a Holder or Holders of Senior Indebtedness or from any trustee therefor at least two Business Days prior to such payment date; and, prior to the receipt of any such written notice, the Trustee, shall be entitled in all respects to assume that no such facts exist.

     The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a Holder of Senior Indebtedness (or a trustee on behalf of such Holder) to establish that such notice has been given by a Holder of Senior Indebtedness or a trustee on behalf of any such Holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a Holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     SECTION 607. Reliance on Certificate of Liquidating Agent. Upon any payment or distribution referred to in this Article, the Trustee and the Holders of the Debentures shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which a dissolution, winding up or total or partial liquidation or reorganization of the Company is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Debentures, for the purpose of ascertaining the Persons entitled to participate in such distribution, the Holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

     SECTION 608. Priority of Senior Indebtedness Upon Maturity. Upon the maturity of the principal of any Senior Indebtedness by lapse of time, acceleration or otherwise, all matured principal of Senior Indebtedness and interest and premium, if any, thereon shall first be paid in full before any payment of principal or premium or interest, if any, is made upon the Debentures or before any Debentures can be acquired by the Company or any sinking fund payment is made with respect to the Debentures (except that required sinking fund payments may be reduced by Debentures acquired before such maturity of such Senior Indebtedness).

     SECTION 609. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the Holders of Senior Indebtedness and shall not be liable to any such Holders if it shall in good faith mistakenly pay over or distribute to Holders of the Debentures of any series or to the Company or to any other Person cash, property or securities to which any Holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

     SECTION 610. Rights of Trustee as Holder of Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other Holder of Senior Indebtedness, and nothing in this Supplemental Indenture shall deprive the Trustee of any of its rights as such Holder.

     SECTION 611. Article Applicable to Paying Agent. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that this Section shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

     SECTION 612. Rights of Holders of Senior Indebtedness Not Impaired. No right of any present or future holder of Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     SECTION 613. Effect of Subordination Provisions; Termination. Notwithstanding any contained herein to the contrary, other than as provided in the immediately succeeding sentence, all the provisions of this Supplemental Indenture shall be subject to the provisions of this Article, as far as the same may be applicable thereto.

     Notwithstanding anything contained herein to the contrary, the provisions of this Article Six shall be of no further effect, and the Debentures shall no longer be subordinated in right of payment to the prior payment of Senior Indebtedness, if the Company shall have delivered to the Trustee a notice to such effect. Any such notice delivered by the Company shall not be deemed to be a supplemental indenture for purposes of Article Nine of the Indenture.

                                 [ARTICLE SEVEN

                                   CONVERSION

                [Insert for convertible/exchangeable Debentures]

     SECTION 701. Conversion Rights.

     Debentures shall be convertible in accordance with their terms and in accordance with this Article.

     The initial conversion rate (the "Conversion Rate") is            shares of
Common Stock per $1,000 principal amount of Debentures, subject to adjustment as a result of adjustments to the Conversion Price upon the occurrence of certain events described in this Article. A Holder of a Debenture otherwise entitled to a fractional share shall receive cash in an amount equal to the value of such fractional share based on the Sale Price on the Trading Day immediately preceding the Conversion Date.

     A Holder of Debentures is not entitled to any rights of a holder of Common Stock until such Holder has converted its Debentures to Common Stock, and only to the extent such Debentures are deemed to have been converted into Common Stock pursuant to this Article.

     SECTION 702. Conversion Rights Based on Common Stock Price.

     The Holder of any Debenture shall have the right, exercisable at any time after the date of original issuance of the Debenture and before the close of business on the Business Day immediately preceding the Stated Maturity of the Debentures, to convert the principal amount of the Debenture (or any portion of it that is an integral multiple of $1,000) into shares of Common Stock at the Conversion Price.

     The "Conversion Price" per share shall initially equal $              and
shall be adjusted as described in Section 709.

     SECTION 703. Conversion Rights Upon Notice of Redemption.

     In case a Debenture or portion thereof is called for redemption pursuant to Article Three hereof, a Holder of such Debenture may surrender it for conversion at any time prior to the close of business on the Business Day immediately preceding the Redemption Date for such Debenture, unless the Company shall default in making the payment of the Redemption Price when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Redemption Price is paid.

     SECTION 704. Conversion Rights Upon Occurrence of Certain Corporate Transactions.

     If the Company is a party to a consolidation, merger or binding share exchange pursuant to which the shares of Common Stock would be converted into cash, securities or other property, at the effective time of the transaction, the right to convert a Debenture into shares of Common Stock shall be changed into a right to convert such Debenture, without the consent of any Holders of the Debentures, into the kind and amount of cash, securities or other property of the Company or another Person which the Holder would have received if the Holder had converted such Debenture immediately prior to the transaction.

     SECTION 705. Conversion Procedures.

     To convert a Debenture, a Holder must (a) complete and manually sign the conversion notice (the "Conversion Notice") or a facsimile thereof on the back of the Debenture and deliver such notice to a Conversion Agent, (b) surrender the Debenture to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Security Registrar or a Conversion Agent and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the "Conversion Date." The Company shall deliver to the Holder through the Conversion Agent, as soon as practicable but in any event no later than the fifth Business Day following the Conversion Date, a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section
706. Anything herein to the contrary notwithstanding, in the case of Global Debentures, conversion notices may be delivered and such Debentures may be surrendered for conversion in accordance with the Applicable Procedures of the Depositary as in effect from time to time. The Person in whose name the Common Stock certificate is registered shall be deemed to be a shareholder of record on the Conversion Date; provided, however, that no surrender of a Debenture on any date when the stock transfer books of the Company are closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such conversion shall be at the Conversion Rate in effect on the date that such Debenture shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Debenture, such Person shall no longer be a Holder of such Debenture.

     No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article. On conversion of a Debenture, except as provided below in the case of certain Debentures or portions thereof called for redemption, that portion of accrued and unpaid interest on the converted Debenture attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the date of original issuance of the Debentures) through the Conversion Date attributable to the most recent accrual date with respect to the converted Debenture shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest through the Conversion Date and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Debenture being converted pursuant to the provisions hereof.

     If a Holder converts more than one Debenture at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Debentures converted.

     Upon surrender of a Debenture that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Debenture equal in principal amount to the principal amount of the unconverted portion of the Debenture surrendered.

     Debentures or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except for Debentures called for redemption pursuant to Article Three hereof on a Redemption Date that occurs during the period between the close of business on a Regular Record Date and the close of business on the Interest Payment Date to which such Regular Record Date relates) be accompanied by payment to the Company or its order, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Debentures or portions thereof being surrendered for conversion.

     SECTION 706. Fractional Shares.

     The Company shall not issue a fractional share of Common Stock upon conversion of a Debenture. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share of Common Stock shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price on the Trading Day immediately prior to the Conversion Date, of a full share of Common Stock by the fractional amount and rounding the product to the nearest whole cent.

     SECTION 707. Taxes on Conversion.

     If a Holder converts a Debenture, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

     SECTION 708. Company to Provide Common Stock.

     The Company shall, prior to issuance of any Debentures under this Supplemental Indenture, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all Debentures Outstanding into shares of Common Stock. All shares of Common Stock delivered upon conversion of the Debentures shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any Lien or adverse claim.

     The Company shall endeavor promptly to comply with all federal and state securities laws regulating the registration of the offer and delivery of shares of Common Stock to a converting Holder upon conversion of Debentures, if any, and shall list or cause to have quoted such shares of Common Stock on each national securities exchange or other over-the-counter market or such other market on which the Common Stock is then listed or quoted.

     SECTION 709. Adjustment of Conversion Price.

     The Conversion Price shall be adjusted from time to time by the Company as follows:

     (a) In case the Company (i) issues shares of Common Stock as a dividend or distribution on its Common Stock, (ii) subdivides its outstanding Common Stock into a greater number of shares, or (iii) combines its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Debentures thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Debentures been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

     (b) In case the Company issues rights or warrants to all or substantially all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the then Current Market Price per share of Common Stock on the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the then Current Market Price per share of Common Stock on such record date, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

     (c) In case the Company distributes to all or substantially all holders of its Common Stock any shares of Capital Stock (other than dividends or distributions of Common Stock on Common Stock to which Section 709(a) applies) of the Company, evidences of indebtedness or other assets (including securities of any Person other than the Company, but excluding all-cash distributions or any rights or warrants referred to in Section 709(b)), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which the numerator shall be the then Current Market Price per share of the Common Stock on the record date referred to below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of the portion of the Capital Stock, evidences of indebtedness or other non-cash assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date) and of which the denominator shall be the then Current Market Price per share of the Common Stock on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

     In the event that the Company implements a shareholder rights plan, such rights plan may provide, if the Company so elects and subject to customary exceptions and limitations, that upon conversion of the Debentures the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion) in lieu of making any adjustments to the Conversion Price in accordance with the provisions of the immediately preceding paragraph. Any distribution of rights or warrants pursuant to a shareholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of this Section 709(c) or any other provision of this Section 709.

     (d)(1) In case the Company, by dividend or otherwise, at any time distributes (a "Triggering Distribution") to all holders of its Common Stock cash distributions in an aggregate amount that, together with the aggregate amount of (A) any other cash distributions to all holders of Common Stock within the 12 months preceding the date fixed for determining the stockholders entitled to such Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 709 has been made and (B) all Excess Payments in respect of each tender offer by the Company or any of its Subsidiaries for Common Stock concluded within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 709 has been made, exceeds an amount equal to 15% of the product of the Current Market Price per share of Common Stock on the date fixed for the determination of stockholders entitled to receive such Triggering Distribution (the "Time of Determination") multiplied by the number of shares of Common Stock outstanding on such date (excluding shares held in the treasury of the Company), the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Time of Determination by a fraction of which the numerator shall be the Current Market Price per share of Common Stock at the Time of Determination less the sum of the aggregate amount of cash so distributed, paid or payable within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the Time of Determination), and the denominator shall be such Current Market Price per share of Common Stock on the Time of Determination, such decrease to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

     (2) In the case of the payment of an Excess Payment in respect of a tender offer by the Company or any Subsidiary for Common Stock that, together with the aggregate amount of (A) any cash distributions made within the 12 months preceding the date of the Expiration Date (as defined below) and in respect of which no Conversion Price adjustment pursuant to this

Section 709 has been made and (B) all other Excess Payments in respect of each tender offer by the Company or any Subsidiary for Common Stock concluded within the 12 months preceding the Expiration Date and in respect of which no Conversion Price adjustment pursuant to this Section 709 has been made, exceeds an amount equal to 15% of the product of the Current Market Price per share of Common Stock as of the last date (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time") multiplied by the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Date, and the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Date, such decrease to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 709(d)(2) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 709(d)(2).

     (3) For purposes of this Section 709(d), the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

     (e) [reserved]

     (f) In any case in which this Section 709 requires that an adjustment be made following a record date or a Time of Determination or Expiration Date, as the case may be, established for purposes of this Section 709, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 712) issuing to the Holder of any Debentures converted after such record date or Time of Determination or Expiration Date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Time of Determination or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Time of Determination or Expiration Date had not occurred.

     (g) Upon adjustment of the Conversion Price pursuant to this Section 709, the Conversion Price shall be rounded to the nearest $.001, with $.0005 being rounded upward.

     (h) Upon the election by the Company to make a distribution as described in paragraphs (b), (c) and (d) of this Section 709, which in the case of paragraph
(d) has a per share value equal to more than 15% of the Sale Price of shares of Common Stock on the Trading Day preceding the Agreement date for such distribution, the Company shall give notice to Holders of the Debentures not less than 20 days prior to the ex-dividend date for such distribution. Upon giving such notice, Holders may surrender the Debentures for conversion pursuant to this Article Seven at any time until the close of business on the Business Day prior to the ex-dividend date or until the Company publicly announces that such distribution will not be given effect.

     SECTION 710. No Adjustment.

     No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 710 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 710 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

     Except pursuant to Section 714, no adjustment in the Conversion Price shall be made by reason of the completion of a merger, consolidation or other transaction effected with one of the Company's Affiliates for the purpose of (1) changing the jurisdiction of organization of the Company or (2) effecting a corporate reorganization including, without limitation, the implementation of a holding company structure.

     No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

     SECTION 711. Adjustment for Tax Purposes.

     The Company shall be entitled to make such adjustments in the Conversion Price, in addition to those required by Section 709, as in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable to the recipient thereof.

     SECTION 712. Notice of Adjustment.

     Whenever the Conversion Price is adjusted, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers' Certificate specifying the adjusted Conversion Price, and briefly stating the facts requiring the adjustment and the manner of computing it.

     SECTION 713. Notice of Certain Transactions.

     In the event that:

     (1) the Company takes any action which would require an adjustment in the Conversion Price,

     (2) the Company takes any action that requires a supplemental indenture pursuant to Section 714, or

     (3) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least fifteen days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 713.

     SECTION 714. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

     If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Debentures (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) any consolidation or merger in which the Company is a party consolidating with another entity or merging with or into another entity other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, Outstanding shares of Common Stock; or (c) any sale or conveyance of all or substantially all of the property and assets of the Company to any Person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Debenture then Outstanding shall have the right to convert such Debenture into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Debenture immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a Person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 714 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

     In the event the Company shall execute a supplemental indenture pursuant to this Section 714, the Company shall promptly file with the Trustee (x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Debentures upon the conversion of their Debentures after any such reclassification, change, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

     SECTION 715. Trustee's Disclaimer.

     The Trustee shall have no duty to determine when an adjustment under this Article should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 712. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Debentures, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article.

     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 714, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 714.

     SECTION 716. Voluntary Decrease.

     The Company may decrease the Conversion Price for any period of at least 20 days, upon at least 15 days notice, if the Board of Directors determines that such decrease would be in the Company's best interests. Such determination by the Board of Directors shall be conclusive.]

                                 [ARTICLE EIGHT

                 PURCHASE OF DEBENTURES AT OPTION OF THE HOLDER

     SECTION 801. General.

     The Company shall be required to purchase Debentures in accordance with this Article Eight.

     On each Purchase Date, the Company shall repurchase, at the option of the Holder, the Debentures in respect of which such Holder has provided and not withdrawn a Purchase Notice at the Purchase Price upon:

     (1) delivery to the Paying Agent, by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date stating:

          (A) if a Certificated Security has been issued, the certificate number of the Debenture which the Holder shall deliver to be purchased or if a Certificated Security has not been issued, such information as may be required by Applicable Procedures;

          (B) the portion of the principal amount of Debentures to be purchased, which must be $1,000 or an integral multiple of $1,000;

          (C) that such Debenture shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in the Debentures and in the Indenture as supplemented by this Supplemental Indenture; and

          (D) in the event that the Company elects, pursuant to Section 802 hereof, to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in Common Stock is not satisfied prior to the close of business on such Purchase Date, as set forth in Section 804 hereof, whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Debentures to which such Purchase Notice relates (stating the principal amount and certificate numbers of the Debentures as to which such withdrawal shall relate), or
     (ii) to receive cash in respect of the entire Purchase Price for all Debentures (or portions thereof) to which such Purchase Price relates; and

     (2) delivery of such Debentures to the Paying Agent at any time from the opening of business on the date that is 20 Business Days prior to the Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Article only if the Debentures so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

     If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 809 hereof, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 801(1), such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price for all Debentures subject to the Purchase Notice in the circumstances set forth in such clause (D).

     The Company shall purchase from the Holder thereof, pursuant to this Article, a portion of a Debenture if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

     Any purchase by the Company contemplated pursuant to the provisions of this Article shall be consummated by the delivery of the consideration to be received by the Holder (if any) promptly following the later of the Purchase Date and the time of delivery of the Debenture.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 801 shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 809.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

     SECTION 802. The Company's Right to Elect Manner of Payment of Purchase Price.

     The Purchase Price of Debentures in respect of which a Purchase Notice pursuant to Section 801 has been given, or a specified percentage thereof, shall be paid by the Company, at the election of the Company, with cash or Common Stock or in any combination of cash and Common Stock, subject to the conditions set forth in Section 802 and 803 hereof. The Company shall specify, in the Company Notice delivered pursuant to Section 805 hereof, whether the Company will purchase the Debentures for cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Debentures in respect of which it shall pay in cash and Common Stock; provided, however, that the Company shall pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Debentures subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Debentures are purchased pursuant to this Article shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such Debentures, except (i) as provided in Section 804 with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Debentures of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Debentures of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to Section 804 in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

     At least three Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

     (i) the manner of payment selected by the Company;

     (ii) the information required by Section 805;

     (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 604 have been or shall be complied with; and

     (iv) whether the Company desires the Trustee to give the Company Notice required by Section 805.

     SECTION 803. Purchase with Cash.

     On each Purchase Date, at the option of the Company, the Purchase Price of Debentures in respect of which a Purchase Notice pursuant to Section 801 has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price of such Debentures.

     SECTION 804. Payment by Issuance of Common Stock.

     On each Purchase Date, at the option of the Company, the Purchase Price of Debentures in respect of which a Purchase Notice pursuant to Section 801 has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Debentures in cash by (ii) 95% of the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

     The Company will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share of Common Stock shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent with one half cent being rounded upwards. It is understood that if a Holder elects to have more than one Debenture purchased, the number of shares of Common Stock shall be based on the aggregate amount of Debentures to be purchased.

     Upon determination of the actual number of shares of Common Stock issuable in accordance with the provisions of this Section 804, the Company shall publish such information in The Wall Street Journal or another daily newspaper of national circulation.

     The Company's right to exercise its election to purchase the Debentures pursuant to this Article through the issuance of Common Stock shall be conditioned upon:

          (1) the Company not having given its Company Notice of an election to pay entirely in cash and timely having given its Company Notice of an election to purchase all or a specified percentage of the Debentures with Common Stock as provided herein;

          (2) the listing of shares of Common Stock on the principal United States securities exchange on which the Common Stock is then listed;

          (3) the registration of the shares of Common Stock to be issued in respect of the payment of the Purchase Price under the Securities Act and the Exchange Act, in each case, if required for the initial issuance thereof; and

          (4) any necessary qualification or registration under applicable state securities law or the availability of an exemption from such qualification and registration.

     If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date and the Company has elected to purchase the Debentures pursuant to this Article through the issuance of Common Stock, the Company shall pay, without further notice, the entire Purchase Price of the Debentures of such Holder or Holders in cash.

     The "Market Price" means the average of the Sale Prices of the Common Stock for the twenty Trading Day period ending on the third Business Day (if the third Business Day prior to the applicable Purchase Date is a Trading Day, or if not, then on the last Trading Day prior to the third Business Day) prior to the applicable Purchase Date appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such Purchase Date, of any event described in Section 709; subject, however, to the conditions set forth in Sections 709(f) and 710.

     The "Sale Price" of the Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Quotation Bureau Incorporated.

     SECTION 805. Notice of Election.

     The Company shall provide notice (a "Company Notice") on a date not less than 20 Business Days prior to each Purchase Date (the "Company Notice Date") to all Holders at their addresses shown in the register of the Security Registrar, and to beneficial owners as required by applicable law, stating:

     (1) whether the purchase price is payable in cash or Common Stock or in any combination thereof, specifying the percentages of each;

     (2) if the Company has elected to pay the Purchase Price in Common Stock:

          (A) that each Holder shall receive Common Stock with a Market Price equal to such specified percentage of the Purchase Price of the Debentures held by such Holder (except any cash amount to be paid in lieu of fractional shares);

          (B) the method of calculating the Market Price of the Common Stock;
     and

          (C) that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

     In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

     (A) the Purchase Price, the Conversion Rate and, to the extent known at the time of such notice the amount of interest that will be accrued and payable with respect to the Debentures as of the Purchase Date;

     (B) the name and address of the Paying Agent and the Conversion Agent;

     (C) that Debentures as to which a Purchase Notice has been given may be converted pursuant to Article Seven hereof only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Supplemental Indenture;

     (D) that Debentures must be surrendered to the Paying Agent to collect payment of the Purchase Price;

     (E) that the Purchase Price for any Debenture as to which a Purchase Notice has been given and not withdrawn shall be paid promptly following the later of the Purchase Date and the time of surrender of such Debenture as described in
(D);

     (F) the procedures the Holder must follow to exercise purchase rights under this Article and a brief description of those rights;

     (G) a brief description of the conversion rights of the Debentures; and

     (H) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 801 or
809).

     If any of the Debentures is in the form of a Global Debenture, then the Company shall modify the Company Notice to the extent necessary to accord with the Applicable Procedures.

     At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

     SECTION 806. Covenants of the Company.

     All Common Stock delivered upon purchase of the Debentures shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any Lien or adverse claim.

     SECTION 807. Procedure upon Purchase.

     As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional shares of Common Stock. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of Common Stock on the Business Day following the Purchase Date. No payment or adjustment shall be made for dividends on the Common Stock the record date for which occurred on or prior to the Purchase Date.

     SECTION 808. Taxes.

     If a Holder of a Debenture is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name.

     SECTION 809. Effect of Purchase Notice.

     Upon receipt by the Paying Agent of the Purchase Notice specified in
Section 801, the Holder of the Debenture in respect of which such Purchase Notice was given shall (unless such Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price with respect to such Debenture. Such Purchase Price shall be paid to such Holder, subject to receipt of funds and/or Common Stock by the Paying Agent, promptly following the later of (x) the Purchase Date with respect to such Debenture (provided the conditions in Section 801 have been satisfied) and (y) the time of delivery of such Debenture to the Paying Agent by the Holder thereof in the manner required by Section 801. Debentures in respect of which a Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article Seven hereof on or after the date of the delivery of such Purchase Notice unless such Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

     A Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the applicable Purchase Date specifying:

     (1) if Certificated Securities have been issued, the certificate number of the Debentures in respect of which such notice of withdrawal is being submitted, or if Certificated Securities have not been issued, such information as may be required by the Applicable Procedures;

     (2) the principal amount of the Debentures, in integral multiples of $1,000, being withdrawn; and

     (3) the principal amount of such Debentures that remains subject to the Purchase Notice, if any.

     A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 801(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 801(l)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

     There shall be no purchase of any Debentures pursuant to this Article (other than through the issuance of Common Stock in payment of the Purchase Price, including cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Debentures, of the required Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Purchase Price with respect to such Debentures). The Paying Agent shall promptly return to the respective Holders thereof any Debentures (x) with respect to which a Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price with respect to such Debentures) in which case, upon such return, the Purchase Notice with respect thereto shall be deemed to have been withdrawn.

     SECTION 810. Deposit of Purchase Price.

     Prior to 11:00 a.m. (New York City time) on the Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent an amount of cash (in immediately available funds if deposited on such Business Day) and/or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price of all of the Debentures or portions thereof which are to be purchased as of the Purchase Date. The manner in which the deposit required by this

Section 810 is made by the Company shall be at the option of the Company, provided, however, that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Purchase Date.

     If a Paying Agent holds, in accordance with the terms hereof, money and/or Common Stock sufficient to pay the Purchase Price of any Debenture for which a Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, immediately after such Purchase Date, such Debenture shall cease to be Outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Purchase Price as aforesaid).

     SECTION 811. Securities Purchased in Part.

     Any Debenture which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture, without service charge except for any taxes to be paid by the Holder in the event a Debenture is registered under a new name, a new Debenture or Debentures, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Debenture so surrendered which is not purchased.

     SECTION 812. Compliance with Securities Laws Upon Purchase of Securities.

     In connection with any offer to purchase or purchase of Debentures under this Article (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 under the Exchange Act,
(ii) file the related Schedule TO (or any successor schedule, form or report), if required, under the Exchange Act and (iii) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Article Eight to be exercised in the time and in the manner specified in this Article.

     SECTION 813. Repayment to the Company.

     The Trustee and the Paying Agent shall return to the Company any cash or Common Stock that remain unclaimed for two years, subject to applicable unclaimed property law, together with interest or dividends, if any, thereon held by them for the payment of the Purchase Price, provided, however, that to the extent that the aggregate amount of cash or Common Stock deposited by the Company pursuant to Section 810 exceeds the aggregate Purchase Price of the Debentures or portions thereof which the Company is obligated to purchase as of the Purchase Date, then promptly after the Business Day following the Purchase Date, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon. Thereafter, any Holder entitled to payment must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.]

                                  [ARTICLE NINE

                       PURCHASE OF DEBENTURES AT OPTION OF
                       THE HOLDER UPON FUNDAMENTAL CHANGE

     SECTION 901. Right to Require Purchase.

     (a) If a Fundamental Change occurs, Holders shall have the right, at their option, to require the Company to Purchase all of such Holder's Debentures not previously called for redemption, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000, on the Fundamental Change Purchase Date.

     A "Fundamental Change" shall be deemed to have occurred at such time as (a) any Person, including its Affiliates and associates, other than Permitted Holders, files a Schedule 13D or TO (or any successor schedule, form or report under the Exchange Act) disclosing that such Person has become the Beneficial Owner of 50% or more of the total voting power in the aggregate of all classes the Company's Capital Stock then outstanding normally entitled to vote in elections of the Board of Directors, (b) there shall be consummated any consolidation or merger of the Company pursuant to which the Common Stock would converted into cash, securities or other property, in each case other than a consolidation or merger of the Company in which the holders of Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the continuing or surviving corporation normally entitled to vote in elections of directors immediately after the consolidation or merger or
(c) the Company shall sell, convey, transfer or lease all or substantially all of its properties and assets to any Person other than a Permitted Holder.

     The term "Beneficial Owner" shall be determined in accordance with Rules 13d-3 and 13d-5 promulgated by the Commission under the Exchange Act or any successor provision thereto, except that a Person shall be deemed to have "beneficial ownership" of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

     The term "Permitted Holders" shall mean [(a) the Company and its Subsidiaries and employee benefit plans, (b) any "group" (within the meaning of
Sections 13(d) and 14(d)(2) of the Exchange Act) that includes                 ;
provided that                 at all times (i) holds the position of director of
the Company, or another position of equal or greater responsibilities, and the estates, executors and administrators, and parents and lineal descendants of
                     , and the estates, executors and administrators of any of such parents and lineal descendants and (c) any corporation, partnership, limited liability company, trust or other entity in which the trusts, individuals or lineal descendents referred to in clause (b) in the aggregate have either a direct or indirect beneficial interest or voting control of greater than 50%.]

     (b) Within fifteen Business Days following any Fundamental Change, the Company shall provide a notice to all Holders at their addresses shown in the register of the Securities Registrar, and to beneficial owners as required by applicable law, and the Trustee offering to purchase the Debentures on a certain date (which date shall not be later than 35 Business Days from the date of such notice) (the "Fundamental Change Purchase Date") specified in such notice and such notice shall state:

          (1) the events giving rise to the Fundamental Change;

          (2) the date of such Fundamental Change;

          (3) the date by which the Fundamental Change Purchase Notice pursuant to this Section 901 must be given;

          (4) the Fundamental Change Purchase Date;

          (5) the Fundamental Change Purchase Price that will be accrued and payable with respect to the Debentures as of the Fundamental Change Purchase Date;

          (6) briefly, the conversion rights of the Debentures;

          (7) the name and address of the Paying Agent and Conversion Agent;

          (8) the Conversion Price and any adjustments thereto;

          (9) that Debentures as to which a Fundamental Change Purchase Notice has been given may be converted into Common Stock pursuant to Article Seven only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (10) the procedures that the Holder must follow to exercise rights under this Section 901;

          (11) the procedures for withdrawing a Fundamental Change Purchase Notice, including a form of notice of withdrawal; and

          (12) that the Holder must satisfy the requirements set forth in the Debentures in order to convert the Debentures.

     If any of the Debentures are in the form of a Global Debenture, then the Company shall modify such notice to the extent required by the Applicable Procedures.

     (c) A Holder may exercise its rights specified in subsection (a) of this
Section 901 upon delivery of a written notice (which shall be in substantially the form included as an attachment to the Debentures and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Debentures, may be delivered electronically or by other means in accordance with the Depository's customary procedures) of the exercise of such rights (a "Fundamental Change Purchase Notice") to any Paying Agent for receipt by such Paying Agent no later than the close of business on the fifth Business Day next preceding the Fundamental Change Purchase Date.

     The delivery of such Debenture to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price.

     The Company shall purchase from the Holder thereof, pursuant to this
Section 901, a portion of a Debenture if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Supplemental Indenture that apply to the purchase of all of a

Debenture pursuant to Sections 901 through 906 also apply to the purchase of such portion of such Debenture.

     Any purchase by the Company contemplated pursuant to the provisions of this
Section 901 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Purchase Date and the time of delivery of the Debenture to the Paying Agent in accordance with this Section 901.

     Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or as to a portion thereof that is a principal amount of $1,000 or an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 902.

     A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

     In the case of Global Debentures, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Debentures may be surrendered or delivered for purchase in accordance with the Applicable Procedures.

     (d) Anything herein to the contrary notwithstanding, the Company shall not be required to effect a Fundamental Change Offer following a Fundamental Change if a third party makes the Fundamental Change Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Article and purchases all of the Debentures validly tendered and not withdrawn under such Fundamental Change Offer.

     SECTION 902. Effect of Fundamental Change Purchase Notice.

     Upon receipt by any Paying Agent of the Fundamental Change Purchase Notice specified in Section 901(c), the Holder of the Debenture in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive on the Fundamental Change Purchase Date the Fundamental Change Purchase Price with respect to such Debenture together with interest accrued to such Fundamental Change Purchase Date. Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (a) the Fundamental Change Purchase Date with respect to such Debenture (provided the conditions in Section 901(c) have been satisfied) and (b) the time of delivery of such Debenture to a Paying Agent by the Holder thereof in the manner required by
Section 901(c). Debentures in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into Common Stock on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following paragraph.

     A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date specifying:

     (1) if a Certificated Security has been issued, the certificate number of the Debentures in respect of which such notice of withdrawal is being submitted, or if a Certificated Security has not been issued, such information as may be required by Applicable Procedures;

     (2) the principal amount, in integral multiples of $1,000, of the Debentures being withdrawn; and

     (3) the principal amount of such Debentures which remain subject to the Fundamental Change Purchase Notice, if any.

     SECTION 903. Deposit of Fundamental Change Purchase Price.

     On the Fundamental Change Purchase Date, the Company shall, to the extent lawful accept for payment all the Debentures or portions thereof properly tendered pursuant to the Fundamental Change Offer and deliver or cause to be delivered to the Trustee the Debentures so accepted together with an Officers' Certificate, stating the aggregate principal amount of Debentures or portions thereof being purchased.

     On or before 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Debentures or portions thereof that are to be purchased as of such Fundamental Change Purchase Date. The manner in which the deposit required by this Section 903 is made by the Company shall be at the option of the Company; provided, however, that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Fundamental Change Purchase Date.

     If a Paying Agent holds, in accordance with the terms hereof, funds sufficient to pay the Fundamental Change Purchase Price of any Debenture for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Supplemental Indenture then, on the Fundamental Change Purchase Date such Debenture shall cease to be Outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price). The Company shall publicly announce the principal amount of Debentures purchased as a result of such Fundamental Change on or as soon as practicable after the Fundamental Change Purchase Date.

     SECTION 904. Securities Purchased In Part.

     Any Debenture that is to be purchased only in part shall be surrendered at the office of a Paying Agent and promptly after the Fundamental Change Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture, without service charge (other than amounts to be paid in respect of applicable transfer taxes), a new Debenture or Debentures, of such authorized denomination or denominations in integral multiples of $1,000 as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Debenture so surrendered that is not purchased.

     SECTION 905. Compliance With Securities Laws Upon Purchase of Securities.

     In connection with any offer to purchase or purchase of Debentures under this Article (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 and any other tender offer rules promulgated under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report), if required, under the Exchange Act and (iii) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under this Article to be exercised in the time and in the manner specified in this Article.

     SECTION 906. Repayment to the Company.

     The Trustee and the Paying Agent shall return to the Company any cash or Common Stock that remains unclaimed for two years, subject to applicable unclaimed property law, together with interest or dividends, if any, thereon held by them for the payment of the Fundamental Change Purchase Price; provided, however, that to the extent that the aggregate amount of cash or Common Stock deposited by the Company pursuant to Section 603 exceeds the aggregate Fundamental Change Purchase Price of the Debentures or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date, then on the Business Day following the Purchase Date, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon. Thereafter, any Holder entitled to payment must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.]

                                   ARTICLE TEN

                            MISCELLANEOUS PROVISIONS

     The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

     Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

     This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

     This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and attested, all as of the day and year first above written.

                                        DTE ENERGY COMPANY


                                        By: ____________________________________
                                        Name:
                                        Title:


ATTEST:


By: _________________________________
Name:
Title:


                                        BNY MIDWEST TRUST COMPANY


                                        By: ____________________________________
                                        Name:
                                        Title:

                                    EXHIBIT A

                         FORM OF SUBORDINATED DEBENTURE

THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN CERTIFICATED FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR. UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP NO.: _____________                                          $_____________
NO. R-___

                               DTE ENERGY COMPANY
                 SERIES          % SUBORDINATED DEBENTURES DUE

     DTE ENERGY COMPANY, a corporation duly organized and existing under the laws of the State of Michigan (herein referred to as the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ___________________________________________ ($______________)
on                           ("Stated Maturity")[, unless previously redeemed,]
[and to pay interest at the rate of           % per annum on said principal sum
from the date of issuance until the principal of this Debenture becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum during such overdue period. Interest on this Debenture will be payable [semiannually][quarterly] in arrears on
[,               ,               ] and                      of each year (each
such date, an "Interest Payment Date"), commencing                            .]

     [If this Debenture is not to bear interest prior to Stated Maturity, insert] [The principal of this Debenture shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of [yield to maturity]% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal or premium shall be payable on demand. Any such interest on any overdue principal or premium that is not so paid on demand shall bear interest at the rate of [yield to maturity]% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

[The amount of interest payable for any period shall be computed on the basis of [twelve 30-day months and a 360-day year][a 360-day year and the actual number of days elapsed in such period] [the actual number of days in the year] and, for any period shorter than a full [semiannual][quarterly] interest period, will be computed on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day [(and without any interest or other payment in respect of any such delay),] [except that, if such Business Day is in the next succeeding calendar [year][month], such payment shall be made on the immediately preceding Business Day] [without reduction in the amount due to such early payment], [in each case with the same force and effect as if made on such date. [Payments of interest may be deferred by the Company pursuant to the provisions of Article Two of the Supplemental Indenture to the Indenture (as defined herein).] A "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which commercial banks located in the State of New York are authorized or obligated by or pursuant to law or executive order to close. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date with respect to this Debenture will, as provided in the Indenture (as defined herein), be paid to the person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the relevant record date for such interest installment, which shall be the [fifteenth calendar day (whether or not a Business Day)] prior to the relevant Interest Payment Date (the "Regular Record Date"). Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date, and may either be paid to the person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Debentures not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of [, and premium, if any] and the interest on this Debenture shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at the close of business on the Regular Record Date at such address as shall appear in the Security Register.]

[If the last day on which a Holder of a Debenture has a right to convert a Debenture falls on a day which is not a Business Day, the Note shall convert on the next succeeding Business Day with the same force and effect as if converted on such last day for conversion.]

     This Debenture is one of a duly authorized series of Securities of the
Company, designated as the ["          Series          % Subordinated Debentures
due          "] (the "Debentures"), initially limited to an aggregate principal
amount of $                     (except for Debentures authenticated and
delivered upon transfer of, or in exchange for, or in lieu of other Debentures), all issued or to be issued under and pursuant to an Amended and Restated Indenture, dated as of April 9, 2001, as supplemented by the Supplemental
Indenture dated as of                 , with respect to the

Debentures (the "Supplemental Indenture"), as further amended, supplemented or otherwise modified from time to time (as so amended, supplemented or modified, the "Indenture"), duly executed and delivered between the Company and BNY Midwest Trust Company, an Illinois trust company, as Trustee (herein referred to as the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the registered Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered.

Payment of the principal of and interest on this Debenture is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all existing and future Senior Indebtedness, as defined in the Indenture, of the Company and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each registered Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee as his or her attorney-in-fact for any and all such purposes. Each registered Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each Holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

Notwithstanding the provisions of the Indenture, this Debenture shall be without benefit of any security and shall be subordinated to Senior Indebtedness.

[[Except as provided below,] This Debenture is not subject to repayment at the option of the Holder hereof.] [[Except as provided below,] [T][t]his Debenture is not redeemable by the Company prior to maturity and is not subject to any sinking fund.]

[The Company shall have the right to redeem this Debenture at the option of the Company, without premium or penalty, in whole or in part, at any time on or
after                         and prior to maturity at a redemption price equal
to [100% of the principal amount redeemed plus the accrued and unpaid interest thereon to the date fixed for redemption][other redemption price].]

[Other redemption provisions.]

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the Holder hereof at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the principal amount of this Debenture called for redemption.

If money sufficient to pay the redemption price with respect to the principal amount of and accrued interest on the principal amount of this Debenture to be redeemed on the redemption date is deposited with the Trustee or Paying Agent on or before the redemption date and certain other conditions are satisfied, then on or after such date, interest will cease to accrue on the principal amount of this Debenture called for redemption.

If the Debentures are only partially redeemed by the Company, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depositary shall determine by lot the principal amount of such Debentures held by each Debenture Holder to be redeemed.

[In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the registered Holder hereof upon the cancellation hereof.]

[The sinking fund for this series provides for the redemption on
in each year beginning with the year            and ending with the
year            of [not less than]                      [("mandatory sinking
fund") and, at the option of the Company, not more than                       ]
aggregate principal amount of Debentures of this series. [Debentures of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made in the order in which they become due.]]

[If a Fundamental Change occurs, Holders of Debentures shall have the right, at their option, to require the Company to purchase all of such Holder's Debentures not previously called for redemption, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000, pursuant to a Fundamental Change Offer. The Company shall pay the Fundamental Change Purchase Price in cash equal to 100% of the aggregate principal amount of the Debentures to be purchased.

Within 15 Business Days following any Fundamental Change, the Company shall provide notice in accordance with the provisions of Section 901(b) of the Supplemental Indenture.

To exercise its purchase right, Holders of Debentures must deliver the form entitled "Option of Holder to Elect Purchase," in the form attached hereto, so as to be received by the Paying Agent no later than the close of business on the fifth Business Day prior to the Fundamental Change Purchase Date. Any Purchase Notice may be withdrawn by the Holder by a written notice provided in accordance with the provisions of Section 902 of the Supplemental Indenture.

On the Fundamental Change Purchase Date, the Company shall, to the extent lawful, accept for payment all the Debentures or portions thereof properly tendered pursuant to the Fundamental Change Offer, deposit with the Paying Agent an amount equal to the Fundamental Change Purchase Price in respect of all the Debentures or portions thereof so tendered, and deliver or cause to be delivered to the Trustee the Debentures so accepted together with an Officers' Certificate, stating the aggregate principal amount of Debentures or portions thereof being purchased.

The Company shall not be required to make a Fundamental Change Offer following a Fundamental Change if a third party makes the Fundamental Change Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Fundamental Change Offer made by the Company and purchases all of the Debentures validly tendered and not withdrawn under such Fundamental Change Offer.

If cash sufficient to pay the Fundamental Change Purchase Price of all Debentures or portions thereof to be purchased as of the Fundamental Change Purchase Date is deposited with the Paying Agent by 11:00 a.m. on the Fundamental Change Purchase Date, all interest shall cease to accrue on such Debentures (or portions thereof) immediately after such Fundamental Change Purchase Date, and the Holder hereof shall have no other rights as such (other than the right to receive the Fundamental Change Purchase Price upon surrender of such Debenture).]

[The Holder of any Debenture shall have the right, exercisable at any time after the Issue Date of the Debentures and before the close of business on the Business Day immediately preceding the date of Stated Maturity, to convert the principal amount of the Debentures (or any portion of it that is an integral multiple of $1,000) into shares of Common Stock at the Conversion Price, subject to adjustment as described below. The foregoing notwithstanding, if a Debenture is called for redemption, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date, unless the Company defaults in making the payment due on the Redemption Date, in which case the conversion right shall terminate at the close of business on the date such default is cured and such payment is made.

A Debenture in respect of which a Holder has delivered a Purchase Notice or a Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Debenture may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.
The initial Conversion Price is $           per share of Common Stock, subject
to adjustment upon the occurrence of certain events described in the Indenture. The shares of Common Stock shall be deliverable through the Conversion Agent to Holders surrendering Debentures as promptly as practicable but in any event no later than the fifth Business Day following the Conversion Date. The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.

Except as provided in the next succeeding paragraph, on conversion of a Holder's Debentures, such Holder shall not receive any cash payment of interest. The Company's delivery to a Holder of the full number of shares of Common Stock into which a Debenture is convertible shall be deemed to satisfy the Company's obligation to pay the principal amount at maturity of the Debenture and to satisfy the Company's obligation to pay accrued interest attributable to the period from the most recent Interest Payment Date through the Conversion Date.

If any Debentures are converted during the period after any Regular Record Date but before the next Interest Payment Date, interest on such Debentures shall be paid on the next Interest Payment Date, notwithstanding such conversion, to the Holder of record on the Regular Record Date. Any Debentures that are, however, delivered to the Company for conversion after any Regular Record Date but before the next Interest Payment Date must, except as described in the next sentence, be accompanied by a payment equal to the interest payable on such Interest Payment Date on the principal amount of Debentures being converted. The Company shall not require the payment to it described in the preceding sentence if, during the period between a Regular Record Date and the Interest Payment Date to which such Regular Record Date relates, a conversion occurs prior to a Redemption Date falling during such period. No fractional shares will be issued upon conversion, but a cash adjustment shall be made for any fractional shares.

To convert a Debenture, a Holder must (a) complete and manually sign the form entitled "Conversion Notice," in the form attached hereto, and deliver such notice to the Conversion Agent, (b) surrender the Debenture to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents (including any certification that may be required under applicable law) if required by the Conversion Agent and (d) pay any transfer or similar tax, if required.]

[Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Debentures held by such
Holder on any                      in the years          ,          ,
and            at a Purchase Price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date and upon delivery of the Debentures to the Paying Agent by the Holder as set forth in the Indenture.

The Purchase Price may be paid, at the option of the Company, in cash or by the issuance of Common Stock (as provided in the Indenture), or in any combination thereof.

Holders have the right to withdraw any Purchase Notice by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the Business Day immediately preceding the Purchase Date in accordance with the provisions of Section 809 of the Supplemental Indenture.

If cash or securities sufficient to pay the Purchase Price of all Debentures or portions thereof to be purchased as of the Purchase Date is deposited with the Paying Agent by 11:00 a.m. on the Purchase Date, all interest shall cease to accrue on such Debentures (or portions thereof) immediately after such Purchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price upon surrender of such Debenture).]

[In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.]

[Insert for Original Issue Discount Debentures] [If an Event of Default with respect to this Debenture shall occur and be continuing, an amount of principal of this Debenture (the "Acceleration Amount") may be declared due and payable in the manner and with the effect provided in the Indenture. In case of an
Agreement of acceleration on or before                  and on
in any year, the Acceleration Amount per                      principal amount
at Stated Maturity of this Debenture shall be equal to the amount set forth in respect of such date below:

                       Acceleration Amount per
                                     principal
Date of declaration   amount of Stated Maturity
-------------------   -------------------------


and in case of a declaration of acceleration on any other date, the Acceleration Amount shall be equal to the Acceleration Amount as of the next preceding date set forth in the table above, plus accrued original issue discount (computed in accordance with the method used for calculating the amount of original issue discount that accrues for U.S. Federal income tax purposes) from such next preceding date to the date of Agreement at the yield to maturity. For the
purpose of this computation the yield to maturity is           %. Upon payment
(i) of the Acceleration Amount so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on this Debenture shall terminate.] The provisions relating to defeasance and covenant defeasance in the Indenture in Section 403 thereof shall not apply to this Debenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority of the aggregate principal amount of all Debentures issued under the Indenture at the time outstanding and affected thereby; provided, however, that no such amendment shall without the consent of the Holder of each Debenture so affected, among other things (i) change the stated maturity of the principal of, or any installment of principal of or interest on any Debentures of any series, or reduce the principal amount thereof, or reduce the rate of interest thereon, or reduce any premium payable upon the redemption thereof, (ii) reduce the aforesaid percentage of the Holders of which are required to consent to any such supplemental indenture or (iii) modify any of the subordination provisions contained herein in a manner adverse to the Holder hereof. The Indenture also contains provisions permitting (i) the registered Holders of at least 66 2/3% in aggregate principal amount of the Securities of all series at the time outstanding affected thereby, on behalf of the registered Holders of the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) the registered Holders of not less than a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of the registered Holders of the Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such registered Holder and upon all future registered Holders and owners of this Debenture and of any Debenture issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of [and premium, if any,] and interest on this Debenture at the time and place and at the rate and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in any place where the principal of and any interest on this Debenture are payable or at such other offices or agencies as the Company may designate, duly endorsed by or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Security Registrar or any transfer agent duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Debentures of this series and of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

The Debentures of this series are issuable only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof. This Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Debentures of this series so issued are issuable only in registered form without coupons in denominations of [$1,000] and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures of this series are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the registered Holder surrendering the same.

As set forth in, and subject to the provisions of, the Indenture, no registered owner of any Debenture will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) such registered owner shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Debentures of this series, (ii) the registered owners of not less than 25% in principal amount of the Outstanding Debentures of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, (iii) the Trustee shall have failed to institute such proceeding within 60 days and (iv) the Trustee shall not have received from the registered owners of a majority in principal amount of the outstanding Debentures of this series a direction inconsistent with such request within such 60-day period; provided, however, that such limitations do not apply to a suit instituted by the registered owner hereof for the enforcement of payment of the principal of or any interest on this Debenture on or after the respective due dates expressed herein.

Unless the Certificate of Authentication hereon has been executed by the Trustee or a duly appointed Authentication Agent referred to herein, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

The Indenture and this Debenture shall be governed and construed in accordance with the laws of the State of New York.

All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed.

                                        DTE ENERGY COMPANY


                                        By: ____________________________________
                                        Name:
                                        Title:

Date:

Attest:


By: _________________________________
Name:
Title:

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Debentures of the series of Debentures described in the within mentioned Indenture.

                                        BNY MIDWEST TRUST COMPANY
                                        as Trustee

                                        By: ____________________________________
                                        Name:
                                        Title:

Date:

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

     _______________________________________________________________________
     (Please insert Social Security or Other Identifying Number of Assignee)

     _______________________________________________________________________
     (Please print or type name and address, including zip code of assignee)

the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing such person attorneys to transfer the within Debenture on the books of the Issuer, with full power of substitution in the premises.

Dated: __________________

NOTICE: The signature of this assignment must correspond with the name as written upon the face of the within Debenture in every particular, without alteration or enlargement or any change whatever and NOTICE: Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program ("STAMP"), the Stock Exchange, Inc. Medallion Signature Program ("MSP"). When assignment is made by a guardian, trustee, executor or administrator, an officer of a corporation, or anyone in a representative capacity, proof of his or her authority to act must accompany this Note.

                               [CONVERSION NOTICE

     To convert this Debenture into Common Stock of the Company, check the box:

     To convert only part of this Debenture, state the principal amount to be converted (must be $1,000 or a multiple of $1,000): $_____________

     If you want the stock certificate made out in another person's name, fill in the form below:

                _________________________________________________
                (Insert other person's soc. sec. or tax I.D. no.)

            _________________________________________________________
            (Print or type other person's name, address and zip code)


Your Signature: ______________________   Date: _________________________________
(Sign exactly as your name appears on the other side of this Debenture)

*Signature guaranteed by: ______________________


By: _________________________________]

----------
* The Signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

            [OPTION OF HOLDER TO ELECT PURCHASE ON FUNDAMENTAL CHANGE

     If you want to elect to have this Debenture purchased, in whole or in part, by the Company pursuant to Section 901 of the Supplemental Indenture, check the following box:

     If you want to have only part of this Debenture purchased by the Company pursuant to Section 901 of the Supplemental Indenture, state the principal amount you want to be purchased (must be $1,000 or a multiple of $1,000):
$___________.

**Signature guaranteed by: ______________________


By: ________________________________]

----------
** The Signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty acceptable to the Trustee.